AMERICAN CENTURION LIFE ASSURANCE COMPANY
                                POWER OF ATTORNEY

City of Albany

State of New York

The undersigned, as a director and/or officer of American Centurion Life Assurance Company (ACL) on behalf of the below listed registrants, which have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:


                                                       1933 Act       1940 Act
                                                      Reg. Number    Reg. Number

ACL Variable Annuity Account 1                         333-00041      811-07475
  Privileged Assets Select Annuity (PASA-NY)

ACL Variable Annuity Account 2                         333-00519      811-07511
  ACL Personal Portfolio 2/
  ACL Personal Portfolio Plus(SM) (ACL-PLUS 2)
  American Express Innovations(SM) Variable Annuity                   811-07511

hereby constitutes and appoints Eric L. Marhoun, Timothy S. Meehan, Mary Ellyn Minenko, James M. Odland, Teresa J.Rasmussen, H. Bernt von Ohlen and Susan Wold or any one of them, as his attorney-in-fact and agent, to sign for him in his name, place and stead any and all filings, applications (including applications for exemptive relief), periodic reports, registration statements for existing or future products (with all exhibits and other documents required or desirable in connection therewith), other documents, and amendments thereto and to file such filings, applications periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary states, and grants to any or all of them the full power and authority to do and perform each and every act required or necessary in connection therewith.

Dated the 5th day of November 2002.


/s/  Stephen M. Lobo
--------------------------
     Stephen M. Lobo
     Vice President and Treasurer